UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
April 13 (April 10, 2007)

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(Address of principal executive offices including Zip Code)
(972) 490-9600
(Registrant’s telephone number, including area code)
N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
Credit Facility
On April 10, 2007, Ashford Hospitality Trust, Inc., a Maryland corporation (“Ashford”) and Ashford’s indirect wholly owned subsidiary Ashford Hospitality Limited Partnership, a Delaware limited partnership (“Ashford LP”), entered into a credit agreement (the “Credit Facility”) with Wachovia Bank, National Association, as administrative agent (“Wachovia”), and Wachovia Capital Markets, LLC, as arranger, and the other financial institutions party thereto as lenders or letter of credit issuers.
The Credit Facility is a senior secured credit facility consisting of a revolving credit facility in the amount of $200 million (the “Revolving Facility”), of which up to $50 million is available for letters of credit, and a $325 million term loan facility (“Term Loan”).
Loans and letters of credit are available under the Revolving Facility for general corporate purposes, and a portion was available for use in connection with Ashford’s approximately $2.4 billion acquisition of a 51-property, 13,524 room (net after joint venture adjustment) hotel portfolio from CNL Hotels and Resorts, Inc, which was consummated on April 11, 2007 (the “Asset Purchase”). At the closing of the acquisition, an aggregate $50 million under the Revolving Facility and an aggregate $325 million under the Term Loan (representing all available borrowings under the Term Loan) were drawn to pay a portion of the purchase price.
The Credit Facility is secured by equity interests in material subsidiaries of Ashford LP, as well as by mortgage receivables and accounts which hold a minimum amount of reserves for furniture, fixtures and equipment, and is guaranteed by Ashford, certain of Ashford LP’s subsidiaries, and certain other subsidiaries of Ashford. In addition, the obligations under the Credit Facility are secured by equity interests in certain subsidiaries of the guarantors and mortgage receivables and accounts which hold a minimum amount of reserves for furniture, fixtures and equipment. The Revolving Facility matures on April 9, 2010, and the Term Loan matures on April 9, 2008. Subject to certain conditions, the maturity of either or both the Revolving Facility and the Term Loan may be extended twice, each such extension being for a one year period. Principal of the Revolving Facility and the Term Loan is due in a single payment at maturity.
Borrowings under the Credit Facility bear interest, at Ashford LP’s option, at either the base rate, which is calculated as the higher of Wachovia’s (or of any other lender then acting as agent) publicly announced prime rate and the federal funds rate in effect from time to time, plus 0.50% or the Eurodollar rate (which is based on rates in the London interbank eurodollar market), in each case plus an applicable margin.
The applicable margin for borrowings under the Revolving Facility for base rate loans will be 0.50%, 0.75%, 1.00% or 1.25% per annum and for Eurodollar loans will be 1.55%, 1.65%, 1.75% and 1.95% per annum, depending on the ratio of total net indebtedness to total asset value of Ashford and its subsidiaries, with the lowest margins applying if such ratio is less than or equal to 0.50 to 1.00 and the highest margin applying if such ratio is greater than 0.70 to 1.00.

The applicable margins for the Term Loan (prior to any extension of the maturity of the Term Loan) are 0.50% for base rate loans and 1.50% for Eurodollar loans.
If Ashford LP extends the Term Loan as permitted under the Credit Facility, and a rating has been obtained from one or both of Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) for both (i) the senior unsecured long term debt of Ashford and (ii) the Term Loan, then the applicable margin for the Term Loan for base rate loans will be 0.50%, 0.75%, 1.00%, 1.25% or 1.50% per annum and for Eurodollar loans will be 1.50%, 1.75%, 2.00%, 2.25% or 2.50% per annum, depending on such ratings with the lowest applicable margin being payable if the credit ratings for Ashford’s senior unsecured long term indebtedness by S& P and Moody’s are BB+ and Ba1 or higher and the highest applicable margin being payable if such ratings are B and B2 or lower. If, after the pricing of the Term Loans has been based on ratings, there is no credit rating of Ashford’s senior unsecured long term indebtedness from either S&P or Moody’s, the applicable margin will be the highest applicable margin payable.
If Ashford LP extends the Term Loan as permitted under the Credit Facility and either (i) there is no senior unsecured long term debt of Ashford which is rated or (ii) the Term Loan is not rated, then the applicable margin for base rate loans will be 0.40%, 0.65%, 0.90% or 1.15% per annum and for Eurodollar loans will be 1.40%, 1.55%, 1.65% and 1.85% per annum, depending on the ratio of total net indebtedness to total asset value of Ashford and its subsidiaries, with the lowest margins applying if such ratio is less than or equal to 0.50 to 1.00 and the highest margin applying if such ratio is greater than 0.70 to 1.00.
The applicable margins for any issued letter credit will be equal to those for borrowings under the Revolving Facility for Eurodollar Loans and are payable on such letter of credit from the date of issuance until expiration or termination or until such letter of credit is drawn in full. An issuance fee of the greater of $500 or 0.125% is payable on the stated amount of such letter of credit until expiration.
An unused commitment fee of either 0.20% or 0.125% is payable on the unused portion of the Revolving Facility.
The Credit Facility contains mandatory prepayment provisions associated with specified asset sales and dispositions (including as a result of casualty or condemnation). The Credit Facility also contains customary affirmative covenants and negative covenants and events of default. Subject to certain exceptions, Ashford, Ashford LP and their subsidiaries are subject to restrictions on incurring additional indebtedness (if a default or event of default under the Credit Facility is in existence at the time or would result from the incurrence), limitations on investments and limitations on dividends and other payments in respect of capital stock (if a default or event of default under the Credit Facility is in existence at the time of the payment).
The Credit Facility also contains certain financial covenants of Ashford, including (i) a covenant that requires the ratio of total net indebtedness to total asset value (excluding cash and cash equivalents) of Ashford and its subsidiaries not to exceed 0.750 to 1.00 at any time; (ii) a covenant that requires Ashford and its subsidiaries to maintain a ratio of adjusted EBITDA to fixed charges for Ashford as of the last day of the four-quarter period ending and including

December 31, 2008 of no less than 1.25:1; thereafter through and including December 31, 2009 of no less than 1.35:1; and thereafter of no less than 1.50:1; (iii) a covenant that requires the tangible net worth of Ashford and its subsidiaries to be no less than $915,000,000 plus 75.0% of the net proceeds of all equity issuances of Ashford or any subsidiary (other than to Ashford or any subsidiary); (iv) a covenant that requires that the ratio of consolidated floating rate indebtedness of Ashford and its subsidiaries to total indebtedness not to exceed 0.50 to 1.00 at any one time; and (v) a covenant that requires the amount of total asset value attributable to assets directly owned by Ashford LP and the guarantors (not including assets owned by certain excluded subsidiaries or unconsolidated subsidiaries) to be not less than 95.0% of total asset value (not including assets owned by certain excluded subsidiaries or unconsolidated subsidiaries) of Ashford and its subsidiaries.
The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Facility attached hereto as exhibit 10.33.4.5.
CMBS Financing
In connection with and to finance a portion of the Asset Purchase, on April 11, 2007, Ashford, through various subsidiaries, borrowed an aggregate amount of $928.5 million dollars of ten year fixed rate debt (the “Fixed Rate Loans”) at an average blended interest rate of 5.95% and an aggregate amount of $555.1 million of two-year variable rate CMBS debt (the “Floating Rate Loans” and, together with the Fixed Rate Loans, the “CMBS Loans”) with three one-year extension options and an interest rate of LIBOR plus 165 basis points from Wachovia.
The Fixed Rate Loans are divided into six separate loans secured by different pools of assets and one stand alone loan. The Fixed Rate Loans to the six pools and the stand alone loan are not cross defaulted or cross-collateralized with each other. The first loan pool is evidenced by a mortgage/deed of trust encumbering five hotels that provides for a $115.6 million loan that accrues interest at a fixed rate of 5.9523333333% per annum, matures 10 years from the first payment date of the loan, and requires monthly interest-only payments for five years plus monthly principal payments thereafter based on a 30-year amortization schedule. The second loan pool is evidenced by a mortgage/deed of trust encumbering seven hotels that provides for a $126.466 million loan that accrues interest at a fixed rate of 5.9523333333% per annum, matures ten years from the first payment date of the loan, and requires monthly interest-only payments for five years plus monthly principal payments thereafter based on a 30-year amortization schedule. The third loan pool is evidenced by a mortgage/deed of trust encumbering two hotels that provides for a $128.408 million loan that accrues interest at a fixed rate of 5.9523333333% per annum, matures ten years from the first payment date of the loan, and requires monthly interest-only payments for five years plus monthly principal payments thereafter based on a 30-year amortization schedule. The fourth loan pool is evidenced by a mortgage/deed of trust encumbering five hotels that provides for a $103.906 million loan that accrues interest at a fixed rate of 5.9523333333% per annum, matures ten years from the first payment date of the loan, and requires monthly interest-only payments for five years plus monthly principal payments thereafter based on a 30-year amortization schedule. The fifth loan pool is evidenced by a mortgage/deed of trust encumbering five hotels that provides for a $158.105 million loan that accrues interest at a fixed rate of 5.9523333333% per annum, matures ten years from the first payment date of the loan, and requires monthly interest-only payments for five years plus monthly principal payments thereafter based on a 30-year amortization schedule. The sixth loan pool is evidenced by a mortgage/deed or trust encumbering three hotels that provides for a $260.98 million loan that accrues interest at a fixed rate of 5.9523333333% per annum, matures ten years from the first payment date of the loan, and requires monthly interest-only payments for five years plus monthly principal payments thereafter based on a 30-year amortization schedule. The stand alone loan is evidencing by a mortgage/deed of trust encumbering one hotel that provides for a $35 million loan that accrues interest at the rate of 5.9523333333% per annum, matures ten years from the first payment date of the loan, and requires monthly interest only payments for five years plus monthly principal payments thereafter based on a 30-year amortization schedule.
The Floating Rate Loans are comprised of a mortgage loan in the amount of $315.0 million, a senior mezzanine loan in the amount of $80.122 million, an intermediate mezzanine loan in the amount of $80 million and junior mezzanine loan in the amount of $80 million. The mortgage loan is evidenced by a mortgage/deed of trust encumbering 20 hotels, the senior mezzanine loan is evidenced by a loan and security agreement and is secured by a pledge by the senior mezzanine borrowers of all of their interests, direct and indirect, in the entities that own the hotels encumbered by the floating rate mortgage/deed of trust, the intermediate mezzanine loan is evidenced by a loan and security agreement and is secured by a pledge by the intermediate mezzanine borrowers of all of their interests in the senior mezzanine borrowers and the junior mezzanine loan is evidenced by a loan and security agreement and is secured by a pledge by the junior mezzanine borrowers of all of their interests in the intermediate mezzanine borrowers. The Floating Rate Loans accrue interest at the one-month LIBOR rate plus 165 basis points, mature two years from the first payment date of the loans, provide for three one-year renewal options and provide for monthly interest-only payments.
As a condition to closing the CMBS Loans, Wachovia required both Ashford and Ashford LP to execute guaranty agreements in respect to each of the Fixed Rate Loans and the Floating Rate Loans. The terms of the guaranty agreements provide that the obligations of the borrowers under each of the Fixed Rate Loans and the Floating Rate Loans are recourse to the guarantors to the extent of any losses that Wachovia suffers as a result of certain actions of the borrowers, such as fraud and misappropriation of rents and fully recourse to the guarantors upon the occurrence of certain events, such as a voluntary bankruptcy filing by the borrower or guarantor.
The foregoing description of the security and loan agreements and mortgages for the CMBS Loans does not purport to be complete and is qualified in its entirety by reference to the related exhibits attached hereto as exhibits 10.33.4.-10.33.4.4.
Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements

(1)	Financial Statements of Acquired Property

All required financial statements of the acquired property were filed April 12, 2007 in a separate Form 8-K.

(2)	Pro Forma Financial Information

All required pro forma financial information of the Company, taking into account this acquisition, was filed April 12, 2007 in a separate Form 8-K.
(d) Exhibits
10.33.4	Loan and Security Agreement, dated as of April 11, 2007, between Ashford Sapphire Junior Holder I LLC, Ashford Sapphire Junior Holder II LLC, and Wachovia Bank, National Association.

10.33.4.1	Loan and Security Agreement, dated as of April 11, 2007, between Ashford Sapphire Junior Mezz I LLC, Ashford Sapphire Junior Mezz II LLC and Wachovia Bank, National Association.

10.33.4.2	Loan and Security Agreement, dated as of April 11, 2007, between Ashford Sapphire Senior Mezz I LLC, Ashford Senior Mezz II LLC and Wachovia Bank, National Association.

10.33.4.3	Form of Mortgage, Security Agreement, Assignment of Rents and Fixture Filing (Floating Rate Pool).

10.33.4.4	Form of Mortgage, Security Agreement, Assignment of Rents and Fixture Filing (Fixed Rate Pool).

10.33.4.5	Credit Agreement, dated as of April 10, 2007, by and among Ashford Hospitality Limited Partnership, as Borrower, Ashford Hospitality Trust, Inc., as Parent, Wachovia Capital Markets, LLC, as Arranger, Wachovia Bank, National Association, as Administrative Agent, Morgan Stanley Senior Funding, Inc. and Merrill Lynch Bank USA, as Co-Syndication Agents, each of Bank America, N.A. and Caylon New York Branch, as Co-Documentation Agents and the financial institutions initially signatory thereto and their assignees, as Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2007	ASHFORD HOSPITALITY TRUST, INC. (Registrant)
	By:	/s/ David A. Brooks
David A. Brooks
Chief Legal Officer